Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 MEF of our report dated May 15, 2023 relating to the financial statements of Corporación Inmobiliaria Vesta, S.A.B. de C.V., appearing in the Registration Statement No. 333-275896 on Form F-1 of Corporación Inmobiliaria Vesta, S.A.B. de C.V. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Galaz, Yamazaki, Ruiz Urquiza, S.C.

Member of Deloitte Touche Tohmatsu Limited
Mexico City, Mexico
December 7, 2023